Exhibit 99.1

hhgregg Announces Operating Results

1st Quarter Highlights

•	Net income per diluted share decreases to $0.04 from $0.06

•	Company reaffirms fiscal 2010 guidance of $0.85 to $1.00 net income per diluted share

•	Management transition completed with Dennis May becoming CEO

•	Common Stock Offering and Private Placement completed, raising proceeds, net of underwriting fees, of $78.6 million

•	Company announces plans to open 20 – 22 new stores in Fiscal 2010 and 40 – 45 new stores in FY 2011

INDIANAPOLIS, August 7, 2009/Businesswire, hhgregg, Inc. (NYSE: HGG):

Operating Performance Summary

(dollars in thousands, except per share amounts)

	Three Months Ended June 30,
(unaudited)	2009	2008
Net sales	$284,390	$295,415
Net sales % (decrease)/increase	(3.7)%	16.2%
Comparable store sales % (decrease)/increase (1)	(14.7)%	(2.6)%
Gross profit as % of net sales	29.8%	30.6%
SG&A as % of net sales	22.9%	22.6%
Net advertising expense as a % of net sales	4.2%	4.9%
Depreciation and amortization expense as a % of net sales	1.4%	1.3%
Income from operations as a % of net sales	1.3%	1.8%
Net interest expense as a % of net sales	0.5%	0.6%
Net income	$1,469	$2,104
Net income per diluted share	$0.04	$0.06
Number of stores open at the end of the period	111	97

(1)	Comprised of net sales at stores in operation for at least 14 full months, including remodeled and relocated stores, as well as net sales for the Company’s e-commerce site.

hhgregg, Inc. (“hhgregg” or “the Company”) today reported net income of $1.5 million for the three months ended June 30, 2009, or net income per diluted share of $0.04, compared with net income of $2.1 million, or $0.06 per diluted share, for the comparable prior year period. The change in net income and net income per diluted share was primarily attributable to four factors:

•

The Company reported a comparable store sales decrease of 14.7% for the three months ended June 30, 2009, reflecting weakness in demand for both the appliance and video product categories. The appliance decrease is primarily due to double-digit comparable store unit sales declines of most major appliance products. Three door refrigeration and certain high efficiency laundry products experienced modest comparable store unit increases and contributed to higher average selling prices for the appliances category for the three months ended June 30, 2009. Average selling prices fell dramatically in the video category along with the industry, led by falling prices in LCD and plasma categories, and were partially offset by higher average selling prices of LED televisions. This decrease in average selling price was partially offset by double digit increases in comparable store units for the three months ended June 30, 2009 compared to the prior year period. The comparable store sales increases in the other product category was due to a triple digit increase in comparable store sales for notebook computers, partially offset by decreased sales of all other categories.

•

Gross profit, as a percentage of net sales, declined 85 basis points for the three months ended June 30, 2009 versus the comparable prior year period, largely driven by the reduction in appliance sales relative to our historical net sales mix. The appliance product category historically has generated higher gross profit margins than the Company’s average, particularly during the first half of the fiscal year. While appliance gross margins exceeded the company average during the three months ended June 30, 2009, the appliance category accounted for 41% of total sales versus 44% in the comparable prior year period, negatively impacting the consolidated gross profit. Gross profit, as a percentage of sales, in the appliance category decreased modestly. Gross profit, as a percentage of sales, in the video category increased moderately over the comparable prior year period. The increase in computers sales as a percentage of the other category’s sales mix and the decrease in mattress sales as a percentage of the other category’s sales mix contributed to a modest negative impact on the other category’s gross profit percentage compared to the prior year.

•

SG&A expense, as a percentage of net sales, increased 34 basis points for the three months ended June 30, 2009 compared to the comparable prior year period. This increase was largely due to the de-leveraging impact of the comparable store sales decrease on several SG&A expense items but most specifically to occupancy costs, which include rent, property taxes and utilities. This increase was partially offset by a decrease in wage expense, as a percentage of sales, primarily associated with our variable cost structure as well as the non-recurring pre-opening expenses and growth investments associated with our launch of the Florida market.

•

Net advertising expense as a percentage of net sales decreased 79 basis points for the three months ended June 30, 2009 to $11.8 million compared to $14.6 million for the three months ended June 30, 2008. Gross advertising spend decreased for the three months ended June 30, 2009 largely due to reduced advertising rates coupled with higher expense in the prior year period due to the launch of new markets in Florida. These decreases were coupled with increased advertising support dollars which further reduced net advertising expense as a percentage of net sales.

Net sales mix and comparable store sales percentage changes by product category for the three months ended June 30, 2009 and 2008 were as follows:

	Net Sales Mix Summary		Comparable Store Sales Summary
	Three Months Ended June 30,		Three Months Ended June 30,
	2009	2008	2009	2008
Video	42%	43%	(17.0)%	5.5%
Appliances	41%	44%	(17.5)%	(9.7)%
Other (1)	17%	13%	1.4%	(0.5)%

Total	100%	100%	(14.7)%	(2.6)%

(1)	Primarily consists of audio, personal electronics, mattresses, notebook computers and furniture and accessories.

Completes Management Transition

As previously announced in February, effective August 5th, Dennis L. May became the President and Chief Executive Officer of the company. Jerry W. Throgmartin, will continue to be involved with setting the Company’s strategic vision as the Executive Chairman of the Board of Directors. “I am extremely confident in Dennis’s ability to lead hhgregg through a very exciting time for the Company,” commented Mr. Throgmartin. “This transition has been in process for several years and I believe that Dennis and I will continue to work together closely in our new roles to foster our unmatched customer purchase experience in both our new and existing markets.”

Mr. May joined hhgregg in January 1999, bringing substantial experience of video and appliance retail experience with him. During his tenure at hhgregg, he has worked closely with Mr. Throgmartin while serving as the Company’s Chief Operating Officer. He has played an instrumental role in helping the Company expand, while maintaining profitability and a dedication to customer service.

Common Stock Offering, Private Placement and Debt Commitments

On July 20, 2009, hhgregg completed a public stock offering of 4,025,000 shares of its common stock at $16.50 per share. Concurrently with the public offering, investment funds affiliated with Freeman Spogli & Co. purchased an additional 1,000,000 shares of common stock, in a private placement transaction, at the price per share paid by the public in the offering. Proceeds, net of underwriting fees, from the public stock offering and private placement, totaled approximately $78.6 million. These proceeds will be used for general corporate purposes, including to fund the Company’s accelerated new store growth plans.

In connection with the public stock offering, the Company entered into commitments with lenders to increase the borrowing availability under the Company’s revolving credit facility from $100 million to $125 million.

Dennis May, President and CEO of the Company commented, “We are pleased with the completion of our recent common stock offering as well as the commitments we received to expand our current revolving credit facility which will provide the necessary liquidity to support our expansion plans. Despite the ongoing challenges in the environment, we continue to gain additional market share as we differentiate ourselves by offering premium quality products sold by highly trained people at competitive prices. Our team is energized, and we are focused on successfully executing a more aggressive store expansion strategy that calls for 20 to 22 new store openings this fiscal year and between 40 and 45 new store openings next fiscal year.”

Fiscal Year 2010 Guidance

The Company reaffirms its sales and earnings guidance for fiscal 2010. Based on projected net sales growth of 3% to 7% for the fiscal year, the Company would expect net income per diluted share to range between $0.85 to $1.00, which includes the impact of the common stock offering. This would imply an expectation of a comparable store sales decline of 7% to 12% for fiscal 2010. The Company expects comparable store sales and earnings pressure to lessen as the year progresses.

Assumed in the Company’s estimates for fiscal 2010 is the opening of 20 to 22 new stores, with the majority of the new stores scheduled to be opened prior to the holiday selling season. Capital expenditures, net of sale and leaseback proceeds, are expected to range between $45 million and $50 million for the fiscal year.

Teleconference and Webcast

hhgregg will be conducting a conference call to discuss operating results for the three months ended June 30, 2009, on Friday, August 7, 2009 at 9:00 a.m. (Eastern Time). Interested investors and other parties may listen to a simultaneous webcast of the conference call by logging onto hhgregg’s website at www.hhgregg.com. The on-line replay will be available for a limited time immediately following the call. The call can also be accessed live over the phone by dialing (866)575-6540. Callers should reference the hhgregg first quarter earnings call.

About hhgregg

hhgregg is a specialty retailer of consumer electronics, home appliances, and related products and services operating under the name hhgregg(TM). hhgregg currently operates 114 stores in Alabama, Florida, Georgia, Indiana, Kentucky, North Carolina, Ohio, South Carolina and Tennessee.

Safe Harbor Statement

The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release includes forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the expectations, beliefs, plans, objectives, assumptions or future events or performance of hhgregg are forward-looking statements. hhgregg has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While hhgregg believes these expectations, assumptions, estimates and projections are reasonable, these forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These and other important factors may cause hhgregg’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from hhgregg’s expectations are: the effect of general and regional economic and employment conditions on hhgregg’s net sales; competition in existing, adjacent and new metropolitan markets; changes in consumer preferences and demand for hhgregg’s products; its ability to effectively manage and monitor its operations, costs and service quality; its reliance on a small number of suppliers; rapid inflation or deflation in core product prices; the failure of manufacturers to introduce new products and technologies; customer acceptance of new technology; its dependence on hhgregg’s key management personnel and its ability to attract and retain qualified sale’s personnel; its ability to negotiate with its suppliers to provide product on a timely basis at competitive prices; the identification and acquisition of suitable sites for its stores and the negotiation of acceptable leases for those sites; fluctuation in seasonal demand; its ability to achieve its accelerated growth strategy and penetrate new geographic areas; its ability to locate suitable new store sites; its ability to obtain additional financing and maintain its credit facilities; its ability to maintain and upgrade its information technology systems; the effect of a disruption at hhgregg’s central distribution centers; changes in cost for print, radio and television advertising; and changes in trade regulations, currency fluctuations, and prevailing interest rates.

Other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release are more fully described in the “Risk Factors” section in hhgregg’s prospectus supplement filed with the Securities and Exchange Commission on July 21, 2009. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the time of this news release. Actual results may differ materially from anticipated results described in these forward looking statements. hhgregg does not undertake, and specifically declines, any obligation to update any of these statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.

SOURCE: hhgregg, Inc.

hhgregg, Inc.

Andy Giesler, Director of Finance, 317-848-8710

investorrelations@hhgregg.com

HHGREGG, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENTS

(UNAUDITED)

	Three Months Ended
	June 30, 2009	June 30, 2008
	(In thousands, except share and per share data)
Net sales	$284,390	$295,415
Cost of goods sold	199,715	204,961

Gross profit	84,675	90,454
Selling, general and administrative expenses	65,140	66,660
Net advertising expense	11,803	14,598
Depreciation and amortization expense	3,968	3,872

Income from operations	3,764	5,324
Other expense (income):
Interest expense	1,318	1,804
Interest income	(6)	(4)

Total other expense	1,312	1,800

Income before income taxes	2,452	3,524
Income tax expense	983	1,420

Net income	$1,469	$2,104

Net income per share
Basic	$0.04	$0.07
Diluted	$0.04	$0.06
Weighted average shares outstanding-Basic	32,818,991	32,301,019
Weighted average shares outstanding-Diluted	34,061,817	33,249,662

HHGREGG, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENTS

(AS A PERCENTAGE OF NET SALES)

(UNAUDITED)

	Three Months Ended
	June 30, 2009	June 30, 2008
Net sales	100.0%	100.0%
Cost of goods sold	70.2	69.4

Gross profit	29.8	30.6
Selling, general and administrative expenses	22.9	22.6
Net advertising expense	4.2	4.9
Depreciation and amortization expense	1.4	1.3

Income from operations	1.3	1.8
Other expense (income):
Interest expense	0.5	0.6
Interest income	—	—

Total other expense	0.5	0.6

Income before income taxes	0.9	1.2
Income tax expense	0.3	0.5

Net income	0.5%	0.7%

Certain percentage amounts do not sum due to rounding

HHGREGG, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

JUNE 30, 2009, MARCH 31, 2009, AND JUNE 30, 2008

(UNAUDITED)

	June 30, 2009	March 31, 2009	June 30, 2008
	(In thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$9,495	$21,496	$2,055
Accounts receivable—trade, less allowances of $304, $219 and $296, respectively	6,478	5,319	9,358
Accounts receivable—other, less allowances of $0, $0 and $35, respectively	10,495	9,038	13,023
Merchandise inventories, net	160,456	141,610	169,491
Prepaid expenses and other current assets	8,141	4,247	2,734
Deferred income taxes	5,238	4,421	2,615

Total current assets	200,303	186,131	199,276

Net property and equipment	87,918	83,555	80,102
Deferred financing costs, net	2,457	2,624	3,125
Deferred income taxes	75,548	77,564	84,927
Other assets	551	501	336

Total long-term assets	166,474	164,244	168,490

Total assets	$366,777	$350,375	$367,766

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$71,382	$62,265	$75,970
Line of credit	—	—	44,969
Current maturities of long-term debt	908	908	227
Customer deposits	15,318	15,234	18,486
Accrued liabilities	30,320	32,067	31,587

Total current liabilities	117,928	110,474	171,239

Long-term liabilities:
Long-term debt, excluding current maturities	91,473	91,700	92,381
Other long-term liabilities	26,124	23,048	18,949

Total long-term liabilities	117,597	114,748	111,330

Total liabilities	235,525	225,222	282,569

Stockholders’ equity:
Preferred stock, par value $.0001; 10,000,000 shares authorized; no shares issued and outstanding as of June 30, 2009, March 31, 2009 and June 30, 2008	—	—	—
Common stock, par value $.0001; 150,000,000 shares authorized; 33,163,870, 32,744,111 and 32,329,271 shares issued and outstanding as of June 30, 2009, March 31, 2009 and June 30, 2008, respectively	3	3	3
Additional paid-in capital	170,171	165,524	160,019
Accumulated other comprehensive loss	(794)	(747)	(774)
Accumulated deficit	(38,029)	(39,498)	(73,891)

	131,351	125,282	85,357
Note receivable for common stock	(99)	(129)	(160)

Total stockholders’ equity	131,252	125,153	85,197

Total liabilities and stockholders’ equity	$366,777	$350,375	$367,766

HHGREGG, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

THREE MONTHS ENDED JUNE 30, 2009 AND 2008

(UNAUDITED)

	Three Months Ended
	June 30, 2009	June 30, 2008
	(In thousands)
Cash flows from operating activities:
Net income	$1,469	$2,104
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	3,968	3,872
Amortization of deferred financing costs	167	167
Stock-based compensation	779	467
Excess tax benefits from stock based compensation	(1,469)	(110)
(Gain) loss on sales of property and equipment	(42)	67
Deferred income taxes	1,189	(637)
Changes in operating assets and liabilities:
Accounts receivable—trade	(1,159)	(1,237)
Accounts receivable—other	577	1,240
Merchandise inventories	(18,846)	(36,123)
Prepaid expenses and other assets	(3,944)	1,001
Accounts payable	7,609	(12,840)
Customer deposits	84	447
Accrued liabilities	251	(5,212)
Other long-term liabilities	(2,120)	(909)

Net cash used in operating activities	(11,487)	(47,703)

Cash flows from investing activities:
Purchases of property and equipment	(6,849)	(8,079)
Proceeds from sale leaseback transactions	—	4,133
Deposit on future sale leaseback transaction received	2,643	—
Proceeds from sales of property and equipment	21	42

Net cash used in investing activities	(4,185)	(3,904)

Cash flows from financing activities:
Proceeds from exercise of stock options	2,399	296
Excess tax benefits from stock based compensation	1,469	110
Net increase in bank overdrafts	—	6,390
Net borrowings on line of credit	—	44,969
Payment on notes payable	(227)	—
Other, net	30	28

Net cash provided by financing activities	3,671	51,793

Net (decrease) increase in cash and cash equivalents	(12,001)	186
Cash and cash equivalents
Beginning of period	21,496	1,869

End of period	$9,495	$2,055

Supplemental disclosure of cash flow information:
Interest paid	$1,143	$1,729
Income taxes paid	$2,163	$2,051
Capital expenditures included in accounts payable	$3,274	$1,887